Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 18, 2021, with respect to the consolidated financial statements and financial statement Schedule II – Valuation and Qualifying Accounts of Aspen Technology, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the combined proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts
January 11, 2022